UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2024

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRSQ	N/A*

*

On September 8, 2023, Nasdaq filed a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist our common stock from the Nasdaq Stock Market LLC. The delisting became effective on September 18, 2023. The deregistration of the shares of common stock under section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became effective 90 days after the filing date of the Form 25, at which point the shares were deemed registered under Section 12(g) of the Exchange Act. Our common stock currently trades on the OTC Pink Marketplace maintained by the OTC Markets Group, Inc. under the symbol “AMRSQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note:

As previously reported, on August 9, 2023, Amyris, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Company Parties” or the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing Chapter 11 cases for the Company Parties (the “Chapter 11 Cases”). Additional information about the Chapter 11 Cases, including access to Bankruptcy Court documents, is available online at cases.stretto.com/amyris/, a website administered by Stretto, Inc., a third-party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

On February 7, 2024, the Court entered an order (the “Confirmation Order”) confirming the Third Amended Joint Plan of Reorganization of Amyris, Inc. and Its Affiliated Debtors, as Modified (the “Plan”). A copy of the Plan is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 9, 2024 and is hereby incorporated herein by reference. Capitalized terms used without definition herein shall have the meanings assigned thereto in the Plan.

On May 7, 2024, the Debtors filed a Notice of Effective Date with the Bankruptcy Court and the Plan became effective in accordance with its terms. As of the Effective Date, and in accordance with the Plan, all outstanding shares of common stock of the Company (including shares of common stock issuable under equity awards, including stock options and restricted stock units, granted under the Company’s equity incentive plans) and all other options, warrants and rights to acquire Common Stock have been canceled and discharged and holders of such equity interests will not receive or retain any property on account thereof.

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the effectiveness of the Plan, the Company, AB Technologies LLC, and Aprinnova, LLC (collectively, the “Borrowers”), and certain other subsidiaries of the Company (the “Guarantors”) entered into an Amended and Restated Loan Agreement (the “Exit First Lien Facility”), dated as of the Effective Date (as amended, restated, supplemented or otherwise modified from time to time), by and among the Borrowers, Guarantors, each lender from time to time party thereto (the “Lenders”) and Euagore, LLC, an affiliate of Foris Ventures LLC, in its capacity as administrative agent. Pursuant to the Exit First Lien Facility, among other things, the Lenders agreed to make available to the Borrowers loans in an aggregate principal amount of up to $160 million, excluding the $30 million principal portion of the Company’s outstanding DIP Facility that is amended and restated, rolled-over into and assumed as part of the Exit First Lien Facility.

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure under Item 1.01 of this Current Report is incorporated herein by reference.

On the Effective Date, the Foris Prepetition Secured Lenders did not receive nor retain any property under the Plan on account of the Foris Prepetition Secured Claims and all of the Foris Prepetition Secured Claims were discharged on the Effective Date of the Plan.

On the Effective Date, (x) the DIP Credit Agreement was amended and restated as part of the Exit First Lien Facility described below such that the outstanding principal amount due on the DIP Facility was reduced to $30 million and (y) $20 million of the DIP Facility Claims were converted into 100% of the New Common Stock of Reorganized Amyris. The DIP Lender did not receive nor retain any other property under the Plan on account of the DIP Facility Claims, and the remaining balance of the DIP Facility Claims was discharged on the Effective Date of the Plan.

Except to the extent otherwise provided in the Plan, the Plan Supplement or the Confirmation Order, or any agreement, instrument, or other document incorporated therein, and other than as to the DIP Facility Claims rolled up (assumed), converted, exchanged, refinanced or amended and restated, into the Exit First Lien Facility or New

Common Stock of Reorganized Amyris, all notes, instruments, certificates, credit agreements, indentures, and other documents evidencing Claims or Interests were cancelled and the obligations of the Debtors thereunder or in any way related thereto were deemed satisfied in full, cancelled, released, discharged, and of no force and effect without any need for further action or approval of the Bankruptcy Court or for a Holder to take further action, and the Agents and the Convertible Notes Trustee, as applicable, were released from all duties thereunder and have no further obligation or liability thereunder except as expressly provided in the Plan. On the Effective Date, the Company issued 100% of the New Common Stock of Reorganized Amyris to the holders of the DIP Facility Claims as provided in the Plan.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this Current Report is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

On the Effective Date, the Company issued the New Common Stock of Reorganized Amyris to Holders of the Foris Prepetition Secured Claims pursuant to the terms and conditions set forth in the Plan, in reliance upon the exemptions from the registration requirements of the Securities Act of 1933, as amended, provided by Section 1145 of the Bankruptcy Code.

Item 3.03	Material Modifications to the Rights of Security Holders.

The disclosure under Item 1.02 of this Current Report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The disclosure under Item 1.02 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the effectiveness of the Plan, the directors of the Company have resigned from their positions as directors of the Company, effective immediately. Pursuant to the Plan, John Doerr and Ryan Panchadsaram became directors of Reorganized Amyris.

Item 8.01	Other Events.

Deregistration of Securities

On February 12, 2024, in conjunction with the Confirmation Order and the proposed cancellation of all of its outstanding shares of common stock, the Company filed post-effective amendments to each of its Registration Statements on Form S-1, Form S-3 and Form S-8 and intends to promptly file a Form 15 with the SEC to deregister its securities under Section 12(g) of the Exchange Act and suspend its reporting obligations under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: May 7, 2024	By:	/s/ Han Kieftenbeld
Han Kieftenbeld
Interim Chief Executive Officer and Chief Financial Officer